Exhibit 99.1

News Release

Investor Contact: Maureen Resac Maureen.Resac@Adtalem.com 312-651-1481 Media Contact: John Kristoff John.Kristoff@Adtalem.com 312-651-1437

Adtalem Global Education Announces Fiscal Fourth Quarter and Full Year 2020 Results
Revenue increased 3.8% from prior year as COVID-19 impacted results in third and fourth quarters
Company continues to enhance portfolio and position itself for future growth

CHICAGO – August 18, 2020 – Adtalem Global Education Inc. (NYSE: ATGE), a leading workforce solutions provider, today reported academic, operating and financial results for its fiscal 2020 fourth quarter and full year ended June 30, 2020.

“Fiscal 2020 was another pivotal year for Adtalem as we worked to advance our Workforce Solutions Provider strategy, beginning with the divestiture of our Brazil assets, which further streamlined Adtalem to drive significant shareholder value while also fortifying our balance sheet. Although we faced significant headwinds as a result of the COVID-19 pandemic in the second half of the year, our teams reacted quickly, leveraging our existing infrastructure to transition 15,000 on-campus students to our online platforms with minimal disruption, bringing the total number of online students to 40,000 students. The transition to virtual modalities across our businesses was very successful, enabling us to not only maintain superior academic outcomes for learners, but to also open up new opportunities to serve our institutional and employer partners,” said Lisa Wardell, chairman and CEO of Adtalem.

“We continue to strategically position the company for future growth.  We have streamlined the portfolio to provide comprehensive solutions to employers in both medical and healthcare and financial services – industries where supply and demand imbalances will drive growth in upskilling, certifications, and degree enrollment.  The pandemic has allowed us to leverage our robust e-learning capabilities and drive continued progress in solving complex issues for hospital systems and proactively assisting financial institutions as they respond to accelerated digital banking and cryptocurrency risk and compliance issues while navigating the “new normal” of increased digital banking and virtual assets,” concluded Wardell.

Financial Highlights

Selected financial data for the three months ended June 30, 2020:

●	Revenue of $259.7 million decreased 1.7% compared with the prior year, reflecting negative impacts from the COVID-19 pandemic
●	New and total May student enrollments in Medical and Healthcare increased 5.9% and 6.9%, respectively
●
Diluted loss per share was $4.86 compared with diluted earnings per share of $0.86 in the prior year; diluted earnings per share from continuing operations, excluding special items, was $0.58, compared to $0.66 in the prior year

●
Operating income from continuing operations was $21.7 million compared with $54.8 million in the prior year; operating income from continuing operations, excluding special items, was $40.0 million, a 23.2% decrease compared with the prior year, reflecting negative impacts from the COVID-19 pandemic

●
Net loss attributable to Adtalem was $256.1 million, driven by a loss from discontinued operations of $327.6 million, compared with net income attributable to Adtalem of $49.5 million in the prior year; net income from continuing operations attributable to Adtalem, excluding special items, was $30.5 million, a 19.3% decrease compared with the prior year

Selected financial data for the twelve months ended June 30, 2020:

●	Revenue of $1,052.0 million increased 3.8% compared with the prior year
●
Diluted loss per share was $1.58 compared with diluted earnings per share of $1.60 in the prior year; diluted earnings per share from continuing operations, excluding special items, was $2.28, compared to $2.29 in the prior year

●
Operating income from continuing operations was $142.3 million compared with $155.8 million in the prior year; operating income from continuing operations, excluding special items, was $166.1 million, a 9.1% decrease compared with the prior year

●
Net loss attributable to Adtalem was $85.3 million, driven by a loss from discontinued operations of $329.3 million, compared with net income attributable to Adtalem of $95.2 million in the prior year; net income from continuing operations attributable to Adtalem, excluding special items, was $123.5 million, a 9.3% decrease compared with prior year

●
COVID-19 negatively impacted certain aspects of our business in both our segments.  We estimate the negative impact of COVID-19 to fiscal year 2020 revenue of $29 million, operating income of $19 million and diluted earnings per share in the range of $0.27 to $0.29, with the large majority of this impact occurring in the fourth quarter

Fiscal 2020 fourth quarter results contained special items including total pre-tax restructuring charges of $18.3 million ($28.6 million for the twelve months ended June 30, 2020), the majority of which are related to Adtalem’s home office real estate consolidations and workforce reductions.  The workforce reductions were driven by the desire to become more cost effective in response to the COVID-19 pandemic.  In addition, a loss from discontinued operations of $327.6 million ($329.3 million for the twelve months ended June 30, 2020) was offset by a hedge gain of $26.9 million ($110.7 million for the twelve months ended June 30, 2020) on the deal-contingent hedge arrangement entered into in connection with the sale of Adtalem Brazil completed on April 24, 2020.  The arrangement hedged the Brazilian Real denominated purchase price through mitigation of the currency exchange rate risk.  Finally, a $25.7 million net tax benefit for a former subsidiary investment loss was recorded during the fourth quarter and the twelve months ended June 30, 2020.

Segment Highlights

Medical and Healthcare

Fourth quarter segment revenue of $211.4 million was flat compared with the prior year.

Chamberlain revenue in the fourth quarter increased 9.1% compared with the prior year.  New and total student enrollment for the May 2020 session increased 5.4% and 8.2%, respectively, compared with the prior year.

Revenue in the fourth quarter for the medical and veterinary schools decreased 12.9% compared with the prior year, with the decline driven entirely by COVID-19, which resulted in reduced clinical weeks at the medical schools and loss of housing revenue during the quarter.

Segment operating income in the fourth quarter decreased 0.3% to $39.6 million compared with the prior year. The slight decrease in segment operating income is the result of the decline in revenue for the medical and veterinary schools as well as corporate costs that were previously allocated to our former Business and Law segment, partially offset by strong student enrollment and efforts to reduce travel and discretionary spend.

Financial Services

Fourth quarter segment revenue decreased 9.7% to $48.3 million compared with the prior year, reflecting negative impacts from COVID-19.  This decline was driven primarily by the cancellation of ACAMS in person conferences and a decrease in Becker Accounting revenue.  Becker Accounting revenue decreased 14.4% compared with the prior year, driven by the delay of CPA testing due to the closure of testing centers during the COVID-19 pandemic as well as constrained customer spending.  Fourth quarter segment revenue included $5.0 million of inorganic revenue growth from the May 2019 acquisition of OnCourse Learning, the increase of which more than offset the decrease in revenue from the sale of Becker’s healthcare assets. Segment operating income decreased 54.0% to $6.8 million compared with the prior year.  The decrease in segment operating income is the result of the impacts of the COVID-19 pandemic on revenue, an increase in marketing and sales investment to support future sales growth, and corporate costs that were previously allocated to our former Business and Law segment. Excluding special items, segment operating income in the fourth quarter decreased 46.9% to $8.5 million.

Adtalem Outlook

Due to continued uncertainty surrounding the full impact of the COVID-19 pandemic, Adtalem will not be providing guidance for fiscal year 2021 at this time.  Over the long-term, the company remains confident in its ability to generate meaningful growth in revenue and earnings and to continue to deliver shareholder value.

Conference Call and Webcast Information

Adtalem will hold a conference call to discuss its fiscal 2020 fourth quarter on Tuesday, August 18, 2020, at 4 p.m. CT (5 p.m. ET). The conference call will be led by Lisa Wardell, chairman and chief executive officer, and Mike Randolfi, senior vice president and chief financial officer.

For those participating by telephone, dial 877-407-6184 (United States) or +1 201-389-0877 (outside the United States) and request the “Adtalem Call” or use conference ID: 13707353. Adtalem will also broadcast the conference call live on the web at:
https://78449.themediaframe.com/dataconf/productusers/age/mediaframe/39843/indexl.html.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

Adtalem will archive a replay of the call until September 18, 2020. To access the replay, dial 877-660-6853 (United States) or +1 201-612-7415 (outside the United States), conference ID: 13707353, or visit the Adtalem website at: https://investors.adtalem.com/overview/default.aspx.

About Adtalem Global Education

The purpose of Adtalem Global Education is to empower students to achieve their goals, find success, and make inspiring contributions to our global community. Adtalem Global Education Inc. (NYSE: ATGE; member S&P MidCap 400 Index) is a leading global education provider and the parent organization of American University of the Caribbean School of Medicine, Association of Certified Anti-Money Laundering Specialists, Becker Professional Education, Chamberlain University, EduPristine, OnCourse Learning, Ross University School of Medicine and Ross University School of Veterinary Medicine. For more information, please visit adtalem.com and follow us on Twitter (@adtalemglobal) and LinkedIn.

Forward-Looking Statements

Certain statements contained in this release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding the Company’s future growth and the future impacts of the COVID-19 pandemic. Forward-looking statements can also be identified by words such as “future,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. These risk and uncertainties include the risk factors described in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and our other filings with the SEC. These forward-looking statements are based on information available to us as of the date any such statements are made, and we do not undertake any obligation to update any forward-looking statement, except as required by law.

	4Q 2020	4Q 2019	% Change
Adtalem Global Education Student Enrollments(1)
New students	4,757	4,493	+5.9%
Total students	38,593	36,087	+6.9%

Chamberlain University
May Session
New students	4,213	3,997	+5.4%
Total students	33,407	30,867	+8.2%

Medical and Veterinary(2)
May Semester
New students	544	496	+9.7%
Total students	5,186	5,220	-0.7%

1)	Includes the most recently reported enrollment sessions at Adtalem’s postsecondary institutions
2)	Includes enrollments in its medical and veterinary preparatory programs

Adtalem Global Education Inc.
Consolidated Balance Sheets
(unaudited)
(in thousands, except par value)

	June 30,
	2020	2019
Assets:
Current assets:
Cash and cash equivalents	$500,516	$204,202
Investments in marketable securities	8,968	8,680
Restricted cash	589	1,022
Accounts receivable, net	87,042	83,560
Prepaid expenses and other current assets	95,651	29,313
Current assets held for sale	—	177,923
Total current assets	692,766	504,700
Noncurrent assets:
Property and equipment, net	286,102	283,433
Operating lease assets	174,935	—
Deferred income taxes	22,277	12,729
Intangible assets, net	287,514	297,989
Goodwill	686,214	687,256
Other assets, net	78,879	52,113
Other assets held for sale	—	404,476
Total noncurrent assets	1,535,921	1,737,996
Total assets	$2,228,687	$2,242,696

Liabilities and shareholders' equity:
Current liabilities:
Accounts payable	$46,484	$53,385
Accrued payroll and benefits	48,835	46,664
Accrued liabilities	104,431	76,529
Deferred revenue	91,589	95,944
Current operating lease liabilities	51,644	—
Current portion of long-term debt	3,000	3,000
Current liabilities held for sale	—	36,109
Total current liabilities	345,983	311,631
Noncurrent liabilities:
Long-term debt	286,115	398,094
Long-term operating lease liabilities	176,032	—
Deferred income taxes	24,975	25,322
Other liabilities	82,309	83,508
Noncurrent liabilities held for sale	—	23,068
Total noncurrent liabilities	569,431	529,992
Total liabilities	915,414	841,623
Commitments and contingencies
Redeemable noncontrolling interest	2,852	9,543
Shareholders' equity:
Common stock, $0.01 par value per share, 200,000 shares authorized; 51,871 and 55,303 shares outstanding as of June 30, 2020 and June 30, 2019, respectively	807	801
Additional paid-in capital	504,434	486,061
Retained earnings	1,927,568	2,012,902
Accumulated other comprehensive loss	(9,055)	(137,290)
Treasury stock, at cost, 28,794 and 24,830 shares as of June 30, 2020 and June 30, 2019, respectively	(1,113,333)	(970,944)
Total shareholders' equity	1,310,421	1,391,530
Total liabilities and shareholders' equity	$2,228,687	$2,242,696

Adtalem Global Education Inc.
Consolidated Statements of Income (Loss)
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue	$259,729	$264,240	$1,052,001	$1,013,843
Operating cost and expense:
Cost of educational services	116,050	121,979	490,054	471,782
Student services and administrative expense	103,669	90,181	395,838	359,342
Restructuring expense	18,289	7,873	28,628	53,067
Gain on sale of assets	—	—	(4,779)	—
Settlement gains	—	(10,607)	—	(26,178)
Total operating cost and expense	238,008	209,426	909,741	858,013
Operating income	21,721	54,814	142,260	155,830
Other income (expense):
Interest and dividend income	1,013	764	3,688	3,968
Interest expense	(3,925)	(5,188)	(19,510)	(19,898)
Investment gain (loss)	1,124	254	18	(153)
Gain on derivative	26,891	—	110,723	—
Net other income (expense)	25,103	(4,170)	94,919	(16,083)
Income from continuing operations before income taxes	46,824	50,644	237,179	139,747
Benefit from (provision for) income taxes	24,571	(15,508)	6,358	(32,878)
Income from continuing operations	71,395	35,136	243,537	106,869
Discontinued operations:
(Loss) income from discontinued operations before income taxes	(57,042)	14,532	(62,578)	15,803
Loss on disposal of discontinued operations before income taxes (includes ($293,360) accumulated other comprehensive income reclassifications for realized loss on foreign currency translation adjustments for the periods ended June 30, 2020)	(287,560)	(625)	(287,560)	(33,604)
Benefit from income taxes	17,045	751	20,823	6,513
(Loss) income from discontinued operations	(327,557)	14,658	(329,315)	(11,288)
Net (loss) income	(256,162)	49,794	(85,778)	95,581
Net loss attributable to redeemable noncontrolling interest from continuing operations	110	113	444	378
Net income attributable to redeemable noncontrolling interest from discontinued operations	—	(409)	—	(791)
Net (loss) income attributable to Adtalem Global Education	$(256,052)	$49,498	$(85,334)	$95,168

Amounts attributable to Adtalem Global Education:
Net income from continuing operations	$71,505	$35,249	$243,981	$107,247
Net (loss) income from discontinued operations	(327,557)	14,249	(329,315)	(12,079)
Net (loss) income attributable to Adtalem Global Education	$(256,052)	$49,498	$(85,334)	$95,168

Earnings (loss) per share attributable to Adtalem Global Education:
Basic:
Continuing operations	$1.37	$0.62	$4.55	$1.83
Discontinued operations	$(6.27)	$0.25	$(6.14)	$(0.21)
Net	$(4.90)	$0.88	$(1.59)	$1.63
Diluted:
Continuing operations	$1.36	$0.62	$4.51	$1.81
Discontinued operations	$(6.22)	$0.25	$(6.09)	$(0.20)
Net	$(4.86)	$0.86	$(1.58)	$1.60

Weighted-average shares outstanding:
Basic shares	52,274	56,555	53,659	58,540
Diluted shares	52,650	57,284	54,094	59,330

Adtalem Global Education Inc.
Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Year Ended June 30,
	2020	2019
Operating activities:
Net (loss) income	$(85,778)	$95,581
Loss from discontinued operations	329,315	11,288
Income from continuing operations	243,537	106,869
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Stock-based compensation expense	14,584	13,217
Amortization and adjustments to operating lease assets	54,716	—
Depreciation	34,428	33,759
Amortization	11,828	8,513
Provision for bad debts	16,152	9,817
Deferred income taxes	(4,548)	20,752
Loss on disposals, accelerated depreciation, and adjustments to property and equipment	4,564	42,459
Realized and unrealized (gain) loss on investments	(18)	153
Realized gain on sale of assets	(4,779)	—
Insurance settlement gain	—	(15,571)
Gain on derivative	(110,723)	—
Changes in assets and liabilities:
Accounts receivable	(12,840)	(21,123)
Prepaid expenses and other current assets	(17,612)	1,276
Accounts payable	(6,340)	8,104
Accrued payroll and benefits	2,173	(3,350)
Accrued liabilities	(2,477)	7,719
Deferred revenue	(4,355)	(6,058)
Operating lease liabilities	(53,726)	—
Other assets and liabilities	(14,999)	(21,082)
Net cash provided by operating activities-continuing operations	149,565	185,454
Net cash (used in) provided by operating activities-discontinued operations	(41,873)	19,404
Net cash provided by operating activities	107,692	204,858
Investing activities:
Capital expenditures	(44,137)	(57,574)
Insurance proceeds received for damage to buildings and equipment	—	35,706
Proceeds from sales of marketable securities	2,829	1,841
Purchases of marketable securities	(3,015)	(6,321)
Proceeds from sale of assets	6,421	—
Cash received on settlement of derivative	110,723	—
Cash received on purchase price adjustment	92	—
Payment for purchase of businesses, net of cash acquired	—	(118,409)
Loan to DeVry University	—	(10,000)
Net cash provided by (used in) investing activities-continuing operations	72,913	(154,757)
Net cash used in investing activities-discontinued operations	(3,908)	(9,010)
Proceeds from sale of business, net of cash transferred	313,518	—
Cash and restricted cash transferred in divestitures of discontinued operations	—	(50,069)
Net cash provided by (used in) investing activities	382,523	(213,836)
Financing activities:
Proceeds from exercise of stock options	3,761	16,994
Employee taxes paid on withholding shares	(5,485)	(6,801)
Proceeds from stock issued under Colleague Stock Purchase Plan	17	421
Repurchases of common stock for treasury	(136,889)	(252,852)
Borrowings under credit facility	225,000	135,000
Repayments under credit facility	(338,000)	(28,000)
Proceeds from down payment on seller loan	5,200	—
Payment for purchase of redeemable noncontrolling interest of subsidiary	(6,247)	—
Net cash used in financing activities-continuing operations	(252,643)	(135,238)
Net cash used in financing activities-discontinued operations	(3,466)	(2,295)
Net cash used in financing operations	(256,109)	(137,533)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(33,468)	2,573
Net increase (decrease) in cash, cash equivalents and restricted cash	200,638	(143,938)
Cash, cash equivalents and restricted cash at beginning of period	300,467	444,405
Cash, cash equivalents and restricted cash at end of period	501,105	300,467
Less: cash, cash equivalents and restricted cash of discontinued operations at end of period	—	95,243
Cash, cash equivalents and restricted cash at end of period	$501,105	$205,224

Adtalem Global Education Inc.
Segment Information
(unaudited)
(in thousands)

	Three Months Ended			Year Ended
	June 30,			June 30,
	2020	2019	Increase (Decrease)	2020	2019	Increase (Decrease)
Revenue:
Medical and Healthcare	$211,417	$211,559	(0.1)%	$866,428	$849,861	1.9%
Financial Services	48,312	53,488	(9.7)%	185,573	167,211	11.0%
Home Office and Other	—	(807)	NM	—	(3,229)	NM
Total consolidated revenue	$259,729	$264,240	(1.7)%	$1,052,001	$1,013,843	3.8%
Operating income (loss):
Medical and Healthcare	$39,605	$39,726	(0.3)%	$166,037	$155,122	7.0%
Financial Services	6,762	14,694	(54.0)%	17,622	34,163	(48.4)%
Home Office and Other	(24,646)	394	NM	(41,399)	(33,455)	(23.7)%
Total consolidated operating income	$21,721	$54,814	(60.4)%	$142,260	$155,830	(8.7)%

Non-GAAP Financial Measures and Reconciliations

We believe that certain non-GAAP financial measures provides investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations and is useful for period-over-period comparisons. We use these supplemental non-GAAP financial measures internally in our assessment of performance and budgeting process. However, these non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The following are non-GAAP financial measures used in the subsequent GAAP to non-GAAP reconciliation tables:

Net income from continuing operations attributable to Adtalem excluding special items (most comparable GAAP measure: net (loss) income attributable to Adtalem) – Measure of Adtalem’s net (loss) income attributable to Adtalem adjusted for restructuring expense, gain on sale of assets, settlement gains, gain on derivative, tax charges related to the Tax Cuts and Jobs Act of 2017 and the divestiture of DeVry University, a net tax benefit for a former subsidiary investment loss, and loss (income) from discontinued operations.

Earnings per share from continuing operations excluding special items (most comparable GAAP measure: (loss) earnings per share) – Measure of Adtalem’s diluted (loss) earnings per share adjusted for restructuring expense, gain on sale of assets, settlement gains, gain on derivative, tax charges related to the Tax Cuts and Jobs Act of 2017 and the divestiture of DeVry University, a net tax benefit for a former subsidiary investment loss, and loss (income) from discontinued operations.

Operating income excluding special items (most comparable GAAP measure: operating income) – Measure of Adtalem’s operating income adjusted for restructuring expense, gain on sale of assets, and settlement gains. This measure is applied on a consolidated and segment basis, depending on the context of the discussion.

A description of special items in our non-GAAP financial measures described above are as follows:

●
Restructuring charges primarily related to the sale of Becker’s courses for healthcare students, Adtalem’s home office and ACAMS real estate consolidations, workforce reductions across the organization, and the closing of the Ross University School of Medicine (“RUSM”) campus in Dominica. The workforce reduction of 32 positions in the fourth quarter of fiscal year 2020 was driven by the desire to become more cost effective in response to COVID-19.

●	Gain on the sale of Adtalem’s Columbus, Ohio, campus facility.
●
Settlement gains related to the final insurance settlement related to Hurricanes Irma and Maria at the American University of the Caribbean School of Medicine (“AUC”) and RUSM and a lawsuit settlement against the Adtalem Board of Directors.

●
Gain on the deal-contingent foreign currency hedge arrangement entered into in connection with the sale of Adtalem Brazil completed on April 24, 2020 to economically hedge the Brazilian Real denominated purchase price through mitigation of the currency exchange rate risk.

●	Tax charges related to the Tax Cuts and Jobs Act of 2017 and the divestiture of DeVry University.
●	A net tax benefit for a former subsidiary investment loss.
●	Loss (income) from discontinued operations include the operations of Adtalem Brazil, Carrington, and DeVry University.

Adtalem Global Education Inc.
Non-GAAP Operating Income from Continuing Operations by Segment
(unaudited)
(in thousands)

	Three Months Ended			Year Ended
	June 30,			June 30,
	2020	2019	Increase (Decrease)	2020	2019	Increase (Decrease)
Medical and Healthcare:
Operating income (GAAP)	$39,605	$39,726	(0.3)%	$166,037	$155,122	7.0%
Restructuring expense	353	339	4.1%	1,707	41,666	(95.9)%
Settlement gains	—	—	NM	—	(15,571)	NM
Operating income excluding special items (non-GAAP)	$39,958	$40,065	(0.3)%	$167,744	$181,217	(7.4)%

Financial Services:
Operating income (GAAP)	$6,762	$14,694	(54.0)%	$17,622	$34,163	(48.4)%
Restructuring expense	1,726	1,304	32.4%	4,842	1,304	271.3%
Operating income excluding special items (non-GAAP)	$8,488	$15,998	(46.9)%	$22,464	$35,467	(36.7)%

Home Office and Other:
Operating (loss) income (GAAP)	$(24,646)	$394	NM	$(41,399)	$(33,455)	(23.7)%
Restructuring expense	16,210	6,230	160.2%	22,079	10,097	118.7%
Gain on sale of assets	—	—	NM	(4,779)	—	NM
Settlement gains	—	(10,607)	NM	—	(10,607)	NM
Operating loss excluding special items (non-GAAP)	$(8,436)	$(3,983)	(111.8)%	$(24,099)	$(33,965)	29.0%

Adtalem Global Education:
Operating income (GAAP)	$21,721	$54,814	(60.4)%	$142,260	$155,830	(8.7)%
Restructuring expense	18,289	7,873	132.3%	28,628	53,067	(46.1)%
Gain on sale of assets	—	—	NM	(4,779)	—	NM
Settlement gains	—	(10,607)	NM	—	(26,178)	NM
Operating income excluding special items (non-GAAP)	$40,010	$52,080	(23.2)%	$166,109	$182,719	(9.1)%

Adtalem Global Education Inc.
Non-GAAP Earnings Disclosure
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net (loss) income attributable to Adtalem (GAAP)	$(256,052)	$49,498	$(85,334)	$95,168
Restructuring expense	18,289	7,873	28,628	53,067
Gain on sale of assets	—	—	(4,779)	—
Settlement gains	—	(10,607)	—	(26,178)
Gain on derivative	(26,891)	—	(110,723)	—
Tax Cuts and Jobs Act of 2017 and tax charges related to the divestiture of DeVry University	(2,230)	2,058	(2,230)	3,584
Net tax benefit for a former subsidiary investment loss	(25,688)	—	(25,688)	—
Income tax impact on non-GAAP adjustments (1)	(4,483)	3,235	(5,648)	(1,560)
Loss (income) from discontinued operations	327,557	(14,249)	329,315	12,079
Net income from continuing operations attributable to Adtalem excluding special items (non-GAAP)	$30,502	$37,808	$123,541	$136,160
(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

	Three Months Ended		Year Ended
	June 30,		June 30,
	2020	2019	2020	2019
(Loss) earnings per share, diluted (GAAP)	$(4.86)	$0.86	$(1.58)	$1.60
Effect on diluted earnings per share:
Restructuring expense	0.35	0.14	0.53	0.89
Gain on sale of assets	—	—	(0.09)	—
Settlement gains	—	(0.19)	—	(0.44)
Gain on derivative	(0.51)	—	(2.05)	—
Tax Cuts and Jobs Act of 2017 and tax charges related to the divestiture of DeVry University	(0.04)	0.04	(0.04)	0.06
Net tax benefit for a former subsidiary investment loss	(0.49)	—	(0.47)	—
Income tax impact on non-GAAP adjustments (1)	(0.09)	0.06	(0.10)	(0.03)
Loss (income) from discontinued operations	6.22	(0.25)	6.09	0.20
Earnings per share from continuing operations excluding special items, diluted (non-GAAP)	$0.58	$0.66	$2.28	$2.29
Diluted shares used in EPS calculation	52,650	57,284	54,094	59,330
(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.